UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2014

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-844-7638

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders

Zions Bancorporation (the “Company”) held its Annual Meeting of Shareholders on May 30, 2014. At the meeting, shareholders elected 9 directors for a term of one year; ratified the appointment of Ernst & Young LLP as the Company’s independent auditor; approved, on a nonbinding advisory basis, the compensation paid to the Company’s executive officers with respect to the fiscal year ended December 31, 2013; and voted to reject a shareholder proposal requesting the Company’s Board of Directors to establish a policy requiring that the Board’s chairman be an “independent director”.

The results were as follows:

1.	Shareholders elected 9 director nominees for a one-year term

DIRECTOR	VOTES FOR	VOTES AGAINST	ABSTENTIONS
Jerry C. Atkin	129,324,403	10,484,837	262,041
Patricia Frobes	138,187,042	1,634,245	249,994
J. David Heaney	139,052,978	748,069	270,234
Roger Porter	134,469,959	5,335,279	266,043
Stephen D. Quinn	137,437,094	2,372,561	261,626
Harris H. Simmons	134,547,775	4,838,188	685,318
L. E. Simmons	134,218,242	5,622,327	230,712
Shelley Thomas Williams	134,708,304	5,112,579	250,398
Steven C. Wheelwright	138,971,604	841,214	258,463

2.	Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the current fiscal year

Votes For	Votes Against	Abstentions
153,893,142	3,069,660	190,652

3.	Shareholders approved, on a nonbinding advisory basis, the compensation paid to the Company’s named executive officers with respect to the fiscal year ended December 31, 2013

Votes For	Votes Against	Abstentions
134,660,658	4,632,603	776,143

4. Shareholders rejected a shareholder proposal requesting the Board of Directors to establish a policy and amend the by-laws and other corporate documents as necessary, to require the chairman of the board to be an "independent" member of the Board.

Votes For	Votes Against	Abstentions
31,625,348	107,459,246	986,444

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: June 4, 2014	By:	/s/ THOMAS E. LAURSEN
Name: Thomas E. Laursen
Title: Executive Vice President and General Counsel